Exhibit 99.1

Magnolia Solar Corporation Completes Phase I Milestones and Progresses to Phase II of NYSERDA Contract for the Development of Low-Cost, Nanostructured, Thin-Film Solar Cells

WOBURN, MA and Albany, NY- Magnolia Solar Corporation (OTC: MGLT) ("Magnolia Solar"), announced today that its wholly owned subsidiary has recently received funding for a Phase II contact from the New York State Energy Research and Development Authority (NYSERDA).  This contract is for continued effort to demonstrate high-efficiency nanostructured thin film solar cells, and represents the second phase of a previously announced three-phase, one million dollar development program.

The award of the Phase II funds was approved after the Magnolia team met the Phase I milestones for the development of nanostructure based thin film solar cells. Phase I accomplishments included the demonstration of advanced, tunable antireflection coatings for solar cells on glass substrates and the development of nanostructured absorber materials to capture a larger part of the solar spectrum for the high efficiency solar cell development.  For the Phase II efforts, Magnolia Solar will continue optimizing this unique solar cell technology.

Magnolia Solar has opened an office at the Albany Nanotech complex on the University of Albany campus.  This allows Magnolia employees to collaborate closely with the development team members at the College of Nanoscale Science and Engineering (CNSE) and Rensselaer Polytechnic Institute (RPI), and to better capitalize on the world-class characterization facilities available in the New York Capital region.

Dr. Ashok K. Sood, the President and CEO of Magnolia Solar Corporation, said, “We are delighted to be working very closely with NYSERDA and our University partners in the New York Capital region. Progress to Phase II represents completion of an important milestone in our development program. We are committed to growing in the Albany region, leveraging the tremendous infrastructure at the Albany Nanotech Center.  We intend to provide environmentally responsible, low cost solutions for the solar power industry and to be part of the New York state’s energy future."

About Magnolia Solar Corporation:

Magnolia Solar was founded in 2008 to commercialize its nanotechnology-based, high efficiency, thin film technology that can be deposited on glass and other flexible structures. This technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency thereby reducing the cost per watt.

Magnolia Solar is developing thin film, high efficiency solar cells based on low cost substrates such as glass and polymers. Magnolia intends to become a highly competitive, low cost provider of terrestrial photovoltaic cells for both civilian and military applications. Magnolia's primary goal is to introduce a product which offers significant cost savings per watt over traditional silicon based solar cells. Magnolia's technology is being developed to be utilized in power generation applications for electrical grids as well as distributed applications including lighting, and other residential and commercial applications.

For more information, please visit www.MagnoliaSolar.com.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact;

Hanover Financial Services
Ronald J. Blekicki
info@hanoverfinancialservices.com
303-494-3617